EXHIBIT 23.01(a)

CONSENT OF COUNSEL

We hereby consent to all references to our firm under the captions “Federal Income Tax Aspects” and “Experts” in this Amendment No. 1 to the Registration Statement (Reg. No. 333-183197), as filed with the United States Securities and Exchange Commission on or about January 23, 2013, and the related Prospectus of Global Macro Trust.

/s/ Sidley Austin llp

January 22, 2013

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships